AMENDMENT TO CREDIT AGREEMENT

            THIS AGREEMENT, dated as of June 20, 1996, by and among Hagler Bailly Consulting, Inc., a Delaware corporation, and State Street Bank and Trust Company (the "Bank").

                             W I T N E S S E T H:

            WHEREAS, the Company and the Bank are parties to that certain Credit Agreement dated as of May 17, 1995 (the "Credit Agreement"); and

            WHEREAS, the parties wish to amend the Credit Agreement and to confirm their understanding as to certain matters thereunder as hereinafter set forth;

            NOW, THEREFORE, the parties hereto hereby agree as follows:

            1. Definitions. Capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.

            2. Amendments to Credit Agreement. The Credit Agreement is hereby amended, effective as of December 31, 1995, as follows:

            2.1 Section 9 of the Credit Agreement is amended by deleting the definition of "Current Liabilities" in its entirety and by substituting in lieu thereof a new definition as follows:

                 "Current Liabilities: all liabilities of the Parent Company and its subsidiaries which may be properly classified as current liabilities in accordance with generally accepted accounting principles, determined on an Adjusted Consolidated Basis, provided that Current Liabilities shall not include any liabilities to third parties who are not officers, employees or Affiliates of the Parent Company and its subsidiaries to the extent such liabilities are attributable to services or other work in process which have not been billed to clients and which have been excluded from the computation of Current Assets in accordance with the definition of that term, and provided, further that Current Liabilities shall include the unpaid principal of the Revolving Credit Loans (whether or not due within twelve months)."

            2.2 The Credit Agreement is further amended by deleting Exhibit C (being the form of Compliance Certificate) in its entirety and by substituting therefor a new Exhibit C in the form attached hereto.

            3. Limitation on Available Commitment. The Company and the Bank acknowledge and agree that the conditions set forth in subsection 1.4(d) of the Credit Agreement have been satisfied and that the limitation on the amount of the Available Commitment set forth in such subsection 1.4(d) is terminated effective as of the date hereof.

            4. Prepayment of Term Loan. As contemplated by that certain letter agreement dated March 18, 1996 between the Company and the Bank (the "Escrow Letter") the Company caused $500,000 to be deposited (the "Escrow Deposit") with the Bank in the "Hagler Bailly Consulting, Inc. Escrow Account" referred to therein (the "Escrow Account"). The Company and the Bank agree that the Escrow Deposit together with interest accrued thereon in the Escrow Account (net of the Bank's charge for maintenance of the Escrow Account) shall be applied to the prepayment of the Term Loan, such prepayment to be applied to installments of principal payable on the Term Loan in the inverse order of maturity. The prepayment will take place as soon as practicable following the date hereof and will coincide with the end of an appropriate LIBOR Period so as to avoid any LIBOR Premium. Concurrently with such prepayment, the Escrow Account shall be closed and the provisions of the Escrow Letter with respect to the further maintenance thereof shall terminate.

            5. Miscellaneous.

                  5.1 As modified hereby, the provisions of the Credit Agreement shall continue in full force and effect.

                  5.2 This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of the counterparts shall together constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the date first above written.

                         HAGLER BAILLY CONSULTING, INC.

                         BY  /s/ Daniel M. Rouse, CFO
                           -------------------------------------
                                                  (Title)

                         STATE STREET BANK AND TRUST COMPANY

                         BY /s/ Linda M. Moulton, Vice President
                           -------------------------------------
                                                         (Title)


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                                                                  EXHIBIT C

                        HAGLER BAILLY CONSULTING, INC.

                            Compliance Certificate

To:         State Street Bank and Trust Company
            225 Franklin Street
            Boston, Massachusetts 02110
            Attention:  Linda A. Moulton
                        Vice President

Ladies and Gentlemen:

      Pursuant to subsection 5.1(d) of the Credit Agreement dated as of May 17, 1995 (the "Credit Agreement"), by and between Hagler Bailly Consulting, Inc. (the "Company") and State Street Bank and Trust Company (the "Bank"), a review of the activities of the Company for the fiscal [year, quarter] ending __________, 19__ (the "Fiscal Period") has been made under my supervision with a view to determining whether the Company has performed its obligations under and is in compliance with the terms of the Credit Agreement. Based upon such review, I hereby certify to you that the Company has performed all of its obligations and is in compliance with the terms of the Credit Agreement for the Fiscal Period and, to the best of my knowledge, no event has occurred which constitutes, or which with the passage of time, or service of notice, or both, would constitute an Event of Default as defined in the Credit Agreement. (Other capitalized terms used herein without definition which are defined in the Credit Agreement shall have the respective meanings ascribed to them in the Credit Agreement.)

      I further certify to you that the figures set forth below accurately represent amounts required to be calculated under the applicable provisions of the Credit Agreement indicated, each as of the last day of the Fiscal Period unless otherwise indicated.


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

1.    Subsections 6.1(e) and 6.2(c) - Purchase Money Liens, etc.

      (a) Indebtedness outstanding pursuant to subsections
6.1(e) and 6.2(c) on the last day of the Fiscal Period:               $________

      (b) Maximum amount of Indebtedness permitted under
subsections 6.1(e) and 6.2(c):                                        $500,000

2.    Subsection 6.3(g) - Loans to HB Capital.

      (a) Loans and advances to HB Capital outstanding on
the last day of the Fiscal Period:                                    $________

      (b) Maximum amount permitted under subsection 6.3(g):           $600,000

3.    Subsection 7.1(a) - Company Capital Base.

      (a) Company Capital Base as of the last day of Fiscal
Period:                                                               $________

      (b) Minimum Company Capital Base required by
subsection 7.1(a):                                                    $3,000,000

4.    Subsection 7.1(b) - Capital Base.

      (a) Capital Base (see item 14 below) as of the last
day of the Fiscal Period:                                             $_________

      (b) Minimum Capital Base required by subsection 7.1(b)
- sum of:

            (i)   Capital Base required at Closing:   $3,000,000

            (ii)  $200,000 for each fiscal quarter
                  ending after Closing:               $_________

            (iii) 75% of equity issue:                $_________

      Minimum Capital Base Required by subsection 7.1(b):             $_________


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

5.    Subsection 7.2 - Current Ratio.

      (a) Current Assets* as of the last day of the Fiscal
Period, excluding $_______ attributable to unbilled services
or other work in process (attach schedule):                           $_________

      (b) Current Liabilities* as of the last day of the
Fiscal Period, excluding $_______ of liabilities
attributable to unbilled services or other work in process
(attach schedule):                                                    $_________

      (c) Current ratio as of the last day of the Fiscal
Period, i.e. (a) as a percentage of (b):                              _________%

      (d) Minimum percentage permitted by subsection 7.2:             _________%

6.    Subsection 7.3 - Adjusted Net Operating Income.

      (a) Adjusted Net Operating Income (see item 12 below)
for 12-month period ending on the last day of the Fiscal
Period:                                                               $_________

      (b) Minimum Adjusted Net Operating Income permitted by
subsection 7.3:                                                       $_________

7.    Subsection 7.4 - Funded Debt/Net Operating Income.

      (a) Funded Debt outstanding on the last day of the
Fiscal Period:                                                        $_________

      (b) Net Operating Income (see item 11 below) for
12-month period ending on the last day of the Fiscal Period:          $_________

      (c) Funded Debt as a percentage of Net Operating
Income, i.e., (a) as a percentage of (b):                             ________%

      (d) Minimum percentage permitted by subsection 7.4:             ________%


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8.    Subsection 7.5 - Debt Service Coverage.

      (a) Net Operating Income (see item 11 below) for 12
month period ending on the last day of the Fiscal Period:             $_________

      (b) Pro Forma Debt Service*:                                    $_________

      (c) Net Operating Income as a percentage of Pro Forma
Debt Service, i.e. (a) as a percentage of (b):                        _________%

      (d) Minimum percentage permitted under subsection 7.5:          _________%

9.    Subsection 7.6 - Senior Liabilities/Adjusted Capital Base.

      (a) Senior Liabilities (see item 13 below) as of the
last day of the Fiscal Period:                                        $_________

      (b) Adjusted Capital Base (see item 15 below) as of
the last day of the Fiscal Period:                                    $_________

      (c) Senior Liabilities as a percentage of Adjusted
Capital Base, i.e. (a) as a percentage of (b):                        _________%

      (d) Maximum percentage permitted by subsection 7.6:             _________%

10.   Subsection 7.7 - Billability.

      (a) Total Billable Hours for fiscal quarter ending on
the last day of the Fiscal Period:                                    $_________

[attached schedule]

      (b) Theoretical Billing Capacity for the fiscal
quarter ending on last day of the Fiscal Period:                      $_________

      (c) Billability for fiscal quarter ending on last day
of Fiscal Period, i.e. (a) divided by (b):                            _________%

      (d) Minimum Billability required by subsection 7.7:                    55%


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

11.   Net Operating Income Calculation.*

      For the 12 month period ending on the last day of the Fiscal Period:

      Net income (after deducting Discretionary Payments)   $_________
      + Depreciation and amortization:                      $_________
      + Interest Expense (net of interest income):          $_________
      + Taxes paid in respect of income and profits:        $_________
      + Bonus Recapture; if applicable (see item 16 below); $_________
      = Net Operating Income:                               $_________

12.   Adjusted Net Operating Income Calculation.*

      For the 12-month period ending on the last day of the Fiscal Period:

      Net Operating Income (see item 11 above)              $_________
      + Discretionary Payments (net of Bonus
            Recapture, if applicable)                       $_________
      = Adjusted Net Operating Income                       $_________

13.   Senior Liabilities Computation.*

      As of the last day of the Fiscal Period:

      All liabilities                                       $_________
      - Subordinated Debt of Company                        ($________)
      = Senior Liabilities                                  $_________

14.   Capital Base Computation.*

      As of the last day of the Fiscal Period:

      Shareholders equity                                   $_________
      + Reserves for bonuses                                $_________
      = Capital Base                                        $_________


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

15.   Adjusted Capital Base Computation.*

      As of the last day of the Fiscal Period:

      Capital Base (see item 14 above)                      $_________
      + Subordinated Debt of Company                        $_________
      = Adjusted Capital Base                               $_________

16.   Bonus Recapture Computation

      As of last day of most recent fiscal year (ending December 31, 19__):

      Bonus Reserves                                        $_________
      - Permitted Officer Distributions                     ($________)
      = Bonus Recapture (not less than zero)                $_________


Certified as of the ___ day of __________, 19__.

                      By:   _______________________________

                      Title:_______________________________

*Determined on an Adjusted Consolidated Basis in accordance with the provisions of the Credit Agreement.


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